Exhibit 21.1

List of Subsidiaries of Rotech Healthcare Inc.

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization
A-1 Medical Equipment, Inc.	Florida
Abba Medical Equipment, Inc.	Florida
Acadia Home Care	Maine
Allied Medical Supply, Inc.	Arizona
Always Medical Equipment, Inc.	Florida
Andy Boyd’s InHome Medical, Inc., West	West Virginia
Andy Boyd’s InHome Medical/InHome Medical Inc.	West Virginia
Anniston Health & Sickroom Supplies, Inc.	Alabama
Berkeley Medical Equipment, Inc.	Florida
Best Care Medical Supply, Inc.	Michigan
Beta Medical Equipment, Inc.	Florida
Cambria Medical Supply, Inc.	Florida
Camden Medical Supply, Inc.	Florida
Care Medical Supplies, Inc.	Illinois
Centennial Medical Equipment, Inc.	Florida
Charlotte Medical Supply, Inc.	Florida
Collins Rentals, Inc.	Missouri
Community Home Oxygen, Inc.	Montana
Contour Medical Supply, Inc.	Florida
Corley Home Health Care, Inc.	Georgia
CPO 2, Inc.	Pennsylvania
Cynthiana Home Medical Equipment, Inc.	Florida
Daniel Medical Systems, Inc.	Oklahoma
Distinct Home Health Care, Inc.	Florida
Don Paul Respiratory Services, Inc.	Colorado
DuMEd, Inc.	Iowa
East Tennessee Infusion & Respiratory, Inc.	Florida
Encore Home Health Care, Inc.	Florida
Epsilon Home Health Care, Inc.	Florida
Excel Medical of Fort Dodge, Inc.	Iowa
Excel Medical of Marshalltown, Inc.	Iowa
First Community Care of Niagara, Inc.	New York
Firstcare, Inc.	Kansas
Fischer Medical Equipment, Inc.	Idaho
Four Rivers Home Health Care, Inc.	Missouri
G&G Medical, Inc.	Colorado
Gate City Medical Equipment, Inc.	Florida
Georgia Medical Resources, Inc.	Georgia
Gladwin Area Home Care, Inc.	Michigan
Hamilton Medical Equipment Service, Inc.	Iowa
Health Care Services of Mississippi, Incorporated	Florida
Holland Medical Services, Inc.	Florida
Home Care Oxygen Service, Inc.	Minnesota
Home Medical Systems, Inc.	South Carolina
IHS Acquisition XXVII, Inc.	Delaware
Integrated Health Services at Jefferson Hospital, Inc.	Delaware
Integrated of Garden Terrace, Inc.	Delaware

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization
Intensive Home Care Services, Inc.	Texas
IOTA Medical Equipment, Inc.	Florida
LAMBDA Medical Equipment, Inc.	Florida
LAMS, Inc.	Texas
Lawrence Medical Equipment, Inc.	Kansas
Liberty Home Health Care, Inc.	Florida
Lovejoy Medical, Inc.	Kentucky
Major Medical Supply, Inc.	Texas
Medco Professional Services, Corp.	Colorado
MedCorp International, Inc.	Arizona
Medic-Aire Medical Equipment, Inc.	Florida
Medical Electro-Therapeutics, Inc.	Florida
Medicare Rental Supply, Inc.	West Virginia
Michigan Medical Supply, Inc.	Michigan
National Medical Equipment Centers, Inc.	Florida
Neumann’s Home Medical Equipment, Inc.	Illinois
Nightingale Home Health Care, Inc.	Florida
North Central Washington Respiratory Care Services, Inc.	Washington
Northeast Medical Equipment, Inc.	Florida
Northwest Home Medical, Inc.	Idaho
Omega Medical Equipment, Inc.	Florida
OMICRON Medical Equipment, Inc.	Florida
Oxygen of Oklahoma, Inc.	Oklahoma
Oxygen Plus Medical Equipment, Inc.	Florida
Oxygen Plus, Inc.	Colorado
Oxygen Therapy Associates, Inc.	Texas
Peterson’s Home Care, Inc.	California
PHI Medical Equipment, Inc.	Florida
Pioneer Medical Services, Inc.	West Virginia
Preferential Home Health Care, Inc.	Florida
Premier Medical, Inc.	New Mexico
Principal Medical Equipment, Inc.	Florida
Professional Breathing Associates, Inc.	Michigan
Professional Respiratory Home Healthcare, Inc.	Florida
PSI Health Care, Inc.	South Dakota
Pulmo-Dose, Inc.	Florida
Pulmonary Home Care, Inc.	New Jersey
Quality Home Health Care, Inc.	Florida
R.C.P.S., Inc.	California
RCG Information Services Corporation	Florida
RCI Medical Corp.	New Jersey
Regency Medical Equipment, Inc.	Florida
Resp-A-Care, Inc.	Kentucky
Respiracare Medical Equipment, Inc.	Florida
Respiratory Medical Equipment of GA., Inc.	Florida
Respitech Home Health Care, Inc.	Wyoming
Responsive Home Health Care, Inc.	Florida
Rhema, Inc.	Texas
Ritt Medical Group, Inc.	Arizona
R N Home Care Medical Equipment Company, Inc.	Florida
Roswell Home Medical, Inc.	Florida

Subsidiary(1)(2)	State or Other Jurisdiction of Incorporation or Organization
Rotech Employee Benefits Corporation	Florida
Rotech Home Medical Care, Inc.	Florida
Rotech Oxygen and Medical Equipment, Inc.	Florida
Roth Medical, Inc.	Colorado
Rothert’s Hospital Equipment, Inc.	Kentucky
Sampson Convalescent Medical Supply, Inc.	North Carolina
Select Home Health Care, Inc.	Florida
SIGMA Medical Equipment, Inc.	Florida
Signature Home Care of Kansas, Inc.	Kansas
Southeastern Home Health, Inc.	Florida
Stat Medical Equipment, Inc.	Florida
Sun Medical Supply, Inc.	North Carolina
Sunshine Home Health Care, Inc.	Florida
The Kilroy Company	North Carolina
Theta Home Health Care, Inc.	Florida
Tupelo Home Health, Inc.	Florida
Valley Medical Equipment, Inc.	Utah
Value Care, Inc.	Florida
VitalCare Health Services, Inc.	Florida
VitalCare of Pennsylvania, Inc.	Pennsylvania
VitalCare of Texas, Inc.	Texas
White’s Medical Rentals, Inc.	South Carolina
Wichita Medical Care, Inc.	Kansas
Zeta Home Health Care, Inc.	Florida

(1)	The address, including zip code, and telephone number, including area code, of each subsidiary’s principal executive offices is 2600 Technology Drive, Suite 300, Orlando, Florida 32804, (407) 822-4600.
(2)	The primary standard industrial classification code number for each subsidiary is 7352.